Subscription Agreement

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THIS SUBSCRIPTION AGREEMENT and INVESTMENT LETTER (this "Agreement") is made and entered into this 22nd day of DECEMBER 2014, by and among PROTO-SCRIPT PHARMACEUTICALS, INC., a California Corporation("BUYER"), and WOLVERINE HOLDING CORP. (the "Company"), a Delaware corporation, and THE KRUEGER GROUP, LLP ("Escrow Agent").

RECITALS:

WHEREAS, the Company is authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share (the "Common Stock"); The Company currently has approximately 283,981,284 shares issued and outstanding, of which 89,918,284 shares have been returned to the transfer agent for cancellation (194,063,000 shares post cancellation); and

WHEREAS, the Company was incorporated as a Delaware Corporation on or about August 25th, 2009 Delaware General Corporation Law. Since inception the Company has never had any operations and currently has no assets or liabilities; and

WHEREAS, Buyer desires to purchase approximately TWO HUNDRED MILLION (200,000,000) shares (the "Shares") of the Company's common stock and ultimately merge it with and into the Company.

WHEREAS, Buyer desires to subscribe for and purchase the Shares, and the Company desires to have Buyer subscribe to the shares and invest in the Company, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1: PURCHASE AND ISSUANCE OF SHARES

1.01 **Subscription for Stock.** The undersigned hereby subscribes for and agrees to purchase a total of TWO HUNDRED MILLION shares (200,000,000) of the Common Stock (the "Shares") of Wolverine Holding Corp., a Delaware corporation, for an aggregate purchase price of Sixty Eight Thousand Three Hundred and Fifty-Five dollars ($68,355) (the "*Purchase Price*").

1.02 **No Registration.** The undersigned understands that the Securities have not been and will not be registered under (i) the federal Securities Act of 1933, as amended (the "1933 Act"), on the ground that this transaction is exempt from such registration under Section 4(2) thereof as part of an issue not involving a public offering, (ii) the Georgia Securities Act of 1973, as amended (the "Georgia Act"), on the ground that this transaction is exempt from registration under Section 10-5-9(13) of the Official Code of Georgia Annotated, and (iii) any other securities law. The undersigned

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understands that reliance by the Company on such exemptions is predicated in part on the undersigned's representations contained in this letter.

1.03 **Payment of Purchase Price**. Upon execution of this Agreement, Buyer shall deposit the sum of $68,355 (the "*Purchase Price*") in the escrow account of the Escrow Agent by wire transfer or certified check. The wiring instructions for escrow account of the Escrow Agent are set forth below:

THE KRUEGER GROUP, LLP ATTORNEY TRUST

Blair Krueger, Esq.
Managing Partner
The Krueger Group, LLP
La Jolla Law Building
7486 La Jolla Boulevard
La Jolla, California 92037
Office: (858) 405.7385
E-mail: *blair@thekruegergroup.com*

ACCOUNT: BLAIR KRUEGER ATTORNEY TRUST ACCOUNT

ACCOUNT NUMBER: 201992609

ROUTING NUMBER: 322271724

SWIFT CODE: CITIUS33

BANK: CITIBANK, N.A.

BANK ADDRESS: 7900 HERSCHEL AVE., LA JOLLA, CA 92037

BANK PHONE: (858) 454-0745

In the event that the Initial Payment is not received by the Escrow Agent within 72 hours of the Execution of this Agreement, then this Agreement shall be immediately terminated, and no party shall have any further obligation or liability hereunder nor any remedy at law or in equity.

In the event Closing occurs, as hereinafter defined, the Initial Payment will be applied to the Purchase Price. In the event the Closing does not occur under this Agreement, then the parties agree that the Escrow Agent shall dispose of the Initial Payment pursuant to Section 7 herein.

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1.04 **Conditions of Closing**. The Parties agree to complete the subscription and purchase of the Shares as follows:

(a) Buyer shall deposit the Purchase Price into the Escrow Account of the Escrow Agent; and ;

(b) (this section has been reserved)

(c) Buyer shall enter into a Stock Purchase Agreement with Coral Capital Partners, Inc. and Lawrence Nash

(d) The Buyer shall have entered into a Promissory Note Assignment Agreement with the Company's stock transfer agent, Signature Stock Transfer; and

(e) The Buyer shall have entered into a Promissory Note Assignment Agreement with the Company's edgarization firm, PublicEase, Inc.

(f) The receipt of signed copies of the following documents from the Company:

(i) A signed letters of resignation from Erik Nelson as an officer of the Company and a Member of the Board of Directors.

(ii) A signed and fully executed Stock Purchase Agreement between the Buyer and Coral Capital Partners, Inc. and Lawrence Nash; and

(iv) Board Resolution appointing the Buyer's designees as management of Company.

(v) Signed Promissory Note Agreement between Signature Stock Transfer and the Company.

(vi) Signed Promissory Note Agreement between PublicEase, Inc. and the Company.

(vii) List of payables to be paid from the proceeds of the Purchase Price.

(g) In the event the Escrow Agent receives the required documents from the Company and the Purchase Price on or before the Closing Deadline (or such later date that the Parties agree to in writing), then the Escrow Agent will be automatically authorized to distribute the Purchase Price proceeds

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to the designated accounts payable, at the earliest possible date not to exceed five (5) business days. (hereinafter, the "*Closing*").

(h) In the event the Escrow Agent has not received either the Purchase Price, or the required documents from the Company by the Closing Deadline (and such date has not been extended in writing by the Parties), then this Agreement will terminate, neither party shall be obligated to complete the transactions described herein, and the Escrow Agent shall return any and all Shares to the Selling Parties, shall dispose of the Purchase Price in accordance with Section 7 herein..

1.05 **Reconstitution of the Board**. In the event Closing takes place, the Selling Parties agree to resign all positions as officers, directors, employees or representatives of the Company, and the board of directors shall be reconstituted to include the persons designated by the Buyer. A list of these officers and directors shall be attached to this Agreement as Exhibit A. If Closing takes place, the Selling Parties agree to release and discharge any claim that they have against the Company of any nature, including for wages, compensation, loans, and to terminate without liability any contracts between the Selling Parties and the Company.

SECTION 2: REPRESENTATIONS AND WARRANTIES OF BUYER.

The Buyer hereby represents and warrants as follows:

2.01 **Organization and Good Standing**. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted, including in the United States.

2.02 **Authority of Buyer; Execution of Agreement**. Buyer has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by them hereunder. No consent, authorization, approval, license, permit or order of, or filing with, any person or governmental authority is required in connection with the execution of the transactions and obligations to be performed by them hereunder. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and legally binding obligation of the Buyer, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

2.03 **Investment**. The Buyer warrants and acknowledges that:

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(a) the Shares have not been registered under the Securities Act of 1933 ("Act") or under applicable state blue sky laws;

(b) the Buyer is acquiring the Shares for its own account, for investment, not for the benefit of any other party, and not with a view to the sale or distribution of the Shares;

(c) the Buyer is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Shares; and

(d) the Buyer is aware that the Shares may not be sold unless the Shares have been registered for resale pursuant to the Act, and applicable state securities laws, or qualify for an exemption from registration.

(e) Each certificate representing the Shares will have a legend thereon incorporating language as follows:

> "*The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The Securities have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the Securities under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.*"

2.04 **Fees and Expenses of Brokers and Others.** Other than as set forth specifically herein, the Buyer (a) has not had any dealings, negotiations or communications with any broker, finder or investment banker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has not retained any broker, finder or investment banker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

SECTION 3: REPRESENTATION AND WARRANTIES REGARDING THE COMPANY

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Except as set forth in the Company Disclosure Schedule attached hereto, the Selling Parties hereby represent and warrant to the Buyer as follows:

3.01 **Organization and Good Standing**. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.02 **The Shares**. The Shares to be issued to the Buyer have been or will have been duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

3.03 **Financial Statements; Books and Records**. The Company has delivered to the Buyer financial statements for the periods ending October 31, 2014, (the "*Financial Statements*"). The Financial Statements are true and accurate and fairly represent the financial position of the Company as at such dates and changes in its financial position for the periods then ended, and, to the knowledge of the Company, have been prepared in accordance with generally accepted accounting principles consistently applied except as otherwise indicated.

3.04 **Compliance with Laws**. The Company has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to its operations which, if not complied with, would materially and adversely affect the business of the Company or the trading market for the shares of the Company's common stock.

3.05 **No Breach**. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(a) violate any provision of the Certificate of Incorporation or By-Laws of the Company;

(b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject;

(c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company or upon the securities properties or business of the Company; or

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(d) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

3.06 **Actions and Proceedings**. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Company, nor is there any action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving the Company or any of its properties or assets.

3.07 **Liabilities.** The Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or un-liquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Financial Statements.

3.08 **Operations of the Company.** Since the date of the Financial Statements, the Company has not and will not have:

(a) conducted any business operations;

(b) incurred any indebtedness for borrowed money;

(c) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(d) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(e) acquired or incurred any material assets or liabilities;

(f) have any plan for the benefit of employees of the Company; or

(g) have in existence, entered into or modified any contract, agreement or transaction.

3.09 **Authority to Execute and Perform Agreements.** The Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation

of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by the Company of this Agreement, in accordance with its respective terms and conditions will not:

(a) require the approval or consent of any governmental or regulatory body, the shareholders of the Company, or the approval or consent of any other person;

(b) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to the Company, or any instrument, contract or other agreement to which the Company is a party or by or to which the Company is bound or subject; or

(c) result in the creation of any lien or other encumbrance on the assets or properties of the Company.

3.10 **Options, Warrants and Derivative Securities.** The Company does not have any options, warrants or derivative securities involving the purchase or conversion into common stock or other securities of the Company, except as disclosed on the Company Disclosure Schedule.

3.11 **Capitalization.** The authorized capital stock of the Company consists of 500,000,000 shares of common stock, $0.0001 par value per share, of which approximately 283,981,284 shares are issued and outstanding, and of which 89,918,284 shares have been returned to the transfer agent for cancellation (194,063,000 shares post cancelleation) prior to the issuance of the securities contemplated by this Agreement. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable. .

3.12 **Fees and Expenses of Brokers and Others.** Other than as set forth specifically herein, the Company (a) has not had any dealings, negotiations or communications with any broker, finder or investment banker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has not retained any broker, finder or investment banker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

SECTION 4: COVENANTS

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4.01 **Corporate Examinations and Investigations**. Prior to the Closing Date, the parties acknowledge that they are entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

4.02 **Expenses**. Each party hereto agrees to pay its own costs and expense in negotiating this Agreement and consummating the transactions described therein.

4.03 **Further Assurances.** The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

4.04 **Confidentiality**. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof, provided, however, such obligation shall not apply to information which:

(a) at the time of disclosure was public knowledge;

(b) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c) the receiving party had within its possession at the time of disclosure.

SECTION 5: SURVIVAL OF REPRESENTATION AND WARRANTIES OF THE SELLING PARTIES

Notwithstanding any right of the Buyer fully to investigate the affairs of the Company, the former shall have the right to rely upon the representations, warranties, covenants and agreements of the Selling Parties contained in this Agreement or in any document delivered by the Selling Parties or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

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SECTION 6: SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE BUYER

Notwithstanding any right of the Selling Parties fully to investigate the affairs of the Buyer, the Selling Parties have the right to rely upon the representations, warranties, covenants and agreements of the Buyer contained in this Agreement or in any document delivered to the Selling Parties or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 7: TERMINATION OF AGREEMENT

If the Closing does not occur on account of the Company' default by

(i) failing to provide any documents reasonably necessary to effectuate the transactions contemplated by this Agreement, or

(ii) breaching any warranty or representation set forth herein in a material respect,

then the Escrow Agent shall refund the Purchase Price to the Buyer as full and complete liquidated damages, and not as a penalty and, thereupon, no party shall have any further obligation or liability hereunder nor any other remedy at law or in equity. In the event that the Buyer feels that the Closing should not occur due to a breach of this Agreement due to any item as specified within Section 7(ii) or 7(iii), then the Buyer must notify the Escrow Agent in writing, with supporting documentation of the determination of such a breach and the return of the Initial Payment.

SECTION 8: PROVISIONS APPLICABLE TO ESCROW AGENT

The Initial Payment and the Shares are to be held by the Escrow Agent in escrow and disposed of pursuant to and strictly in accordance with the terms and conditions of this Agreement. The Escrow Agent shall deposit the Initial Payment in its IOLTA account, which is a non-interest bearing account. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement, and no implied duties or obligations of the Escrow Agent shall be read into this Agreement. In the event the Escrow Agent is uncertain as to its duties or responsibilities hereunder or either party shall challenge the validity, legality or authenticity of any notice sent by the other party to the Escrow Agent, the Escrow Agent may interplead the Initial Payment and the Shares in the Superior Court of San Diego County, State of California, and the parties consent to jurisdiction and venue in such court for purposes of an interpleader action. The losing party in such proceeding shall indemnify and hold harmless the Escrow Agent from all costs and expenses, including reasonable attorney's fees associated with the proceeding.

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Escrow Agent may act in reliance upon any writing or instrument or signature which it in good faith believes to be genuine and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution or validity of any instrument deposited in this escrow nor as to the identity, authority or right of any persons executing the same, and its duties hereunder shall be limited to the safekeeping of the Initial Payment and/or the Shares, and for the disposition of same in accordance with this Agreement. Escrow Agent hereby executes this Agreement for the sole and exclusive purpose of evidencing its Agreement of the provisions hereof. The Selling Parties agree to indemnify and hold the Escrow Agent harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including reasonable attorney's fees and the cost of defending any action, suit or proceeding or resisting any claim. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it and hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or error in judgment or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence. All fees and reasonable out-of-pocket expenses of Escrow Agent in connection with the services rendered under this Agreement shall be paid by the Selling Parties.

SECTION 9: MISCELLANEOUS

9.01 **Waivers**. The wavier of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

9.02 **Amendment**. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

9.03 **Use of Proceeds:** The proceeds of the Purchase Price are to be used exclusively to pay the accounts receivable as designated in Exhibit 1 of this agreement. The Escrow Agent shall disburse the Purchase Price proceeds immediately upon the satisfaction of the closing conditions.

9.04 **Assignment**. This Agreement is not assignable except by operation of law.

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9.05 **Notices**. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

Buyer

Blair Krueger, Esq.
Managing Partner
The Krueger Group, LLP
La Jolla Law Building
7486 La Jolla Boulevard
La Jolla, California 92037
Office: (858) 405.7385
E-mail: *blair@thekruegergroup.com*

The Company:

Wolverine Holding Corp.
Erik S. Nelson, President
P.O. Box 191767
Atlanta, GA 31119
Email: esn@coralcapital.com
Office (404)-816-9220

The Escrow Agent:

The Krueger Group, LLP.
Blair Krueger, Esq.
Managing Partner
The Krueger Group, LLP
La Jolla Law Building
7486 La Jolla Boulevard
La Jolla, California 92037
Office: (858) 405.7385
E-mail: blair@thekruegergroup.com

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

9.06 **Governing**. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Georgia, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

9.07 **Publicity.** No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

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9.08 **Entire Agreement.** This Agreement (including the Exhibits and Schedules hereto, if any) and the collateral agreements in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and sale of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

9.09 **Headings.** The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.10 **Severability of Provisions**. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity of enforcement of any other provision or any part thereof.

9.11 **Counterparts.** This Agreement may be executed in any number of counterparts, each of which when so executed including facsimile copies, shall constitute an original copy hereof, but all of which together shall be considered as one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on December 12th, 2014.

Wolverine Holding Corp.

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Erik S. Nelson,
President

PROTO-SCRIPT PHARMACEUTICALS, CORP.,

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Pedram Naimi, as designee

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Subscription Agreement

Exhibit A

Accounts Payable to be paid from the Purchase Price Proceeds

1.	Signature Stock Transfer, Inc.	$25,000
2.	Kyle Tingle, CPA	$11,053
3.	Public Ease, Inc.	$ 4,104
4.	Coral Capital Partners, Inc.	$12,978
5.	Lawrence Nash	$15,220
Total		$68,355

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